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                                                                      EXHIBIT 99
FOR IMMEDIATE RELEASE


LCC Contact: Tricia Drennan                   Allen Telecom Contact:
Director of Corporate Communications &        Dianne McCormick
Investor Relations                            Director of Investor Relations
(703) 873-2390 (phone)                        (216) 765-5855 (phone)
(703) 873-2300 (fax)                          (216) 765-0375 (fax)
tricia_drennan@lcc.com                        Dianne_McCormick@allentele.com





                 LCC INTERNATIONAL, INC. AND ALLEN TELECOM INC.
                           ANNOUNCE BUSINESS EXCHANGE


Transaction adds Microwave and Satellite expertise to LCC's market leading RF engineering business and positions Allen Telecom as a leading provider of test and measurement equipment


McLEAN, VA and BEACHWOOD, OH, September 21, 1998 -- LCC International, Inc. (NASDAQ: LCCI), and Allen Telecom Inc. (NYSE: ALN), today reported that they have reached an agreement in which LCC will exchange its test and measurement equipment and related software analysis tools business for the engineering, software and consulting business of Allen Telecom's Comsearch division.

The transaction will enhance LCC's position as a global leader in the RF engineering services and related software businesses as Comsearch possesses a large number of industry critical RF engineering talent. Furthermore, Comsearch has leading positions in the microwave and mobile satellite engineering services businesses in which LCC has had very little historical exposure. Likewise, Allen Telecom enhances its position as a global provider of test and measurement equipment and complements its wide range of wireless equipment products.


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LCC and Allen Telecom Announce Business Exchange -- 2/2/2



The transaction will significantly reinforce both companies' strategic objectives and core businesses. LCC will have an enhanced core business which will provide a unique and complete spectrum of value added services including RF engineering, microwave engineering, program management, tower ownership and management and network maintenance and operations activities geared toward the global wireless industry. Allen Telecom will be focused on supplying a comprehensive base of product design, development and manufacturing equipment to the wireless infrastructure market.

The transaction is subject to FTC review under the Hart-Scott-Rodino Act, completion of due diligence by both companies and other closing conditions. Both companies expect the transaction to be accretive to earnings in 1999, and both expect the combination to result in operating margin improvement based on the synergies with existing operations.

Dr. Geoffrey S. Carroll, president and chief executive officer of LCC indicated, "For many months we have been working to transition LCC to a primarily services and software based company. This transaction strongly supports this goal as well as enables us to enter the microwave and satellite service businesses in a leading position. We are enthusiastic about the opportunity of adding Comsearch's primarily domestic business into our global installed base. In addition, we have repositioned the hardware business in such a way that we will have access to an improved tool set which is necessary to perform our engineering services. We are very pleased with the outcome and associated partnership going forward with Allen Telecom."

Robert G. Paul, president and chief executive officer of Allen Telecom, Inc. said, "This transaction supports our strategic objectives and allows us to focus our efforts on the company's core competencies in the manufacture of sophisticated telecommunications infrastructure equipment. Combining these operations positions Allen Telecom as one of the leading worldwide suppliers of test and measurement equipment and related software analysis tools for the wireless communications industry."


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LCC and Allen Telecom Announce Business Exchange -- 3/3/3



Statements included in this news release which are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

LCC International, Inc.'s and Allen Telecom's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q contain certain detailed factors that could cause the Companies actual results to materially differ from forward-looking statements made by the Companies, including, without limitation, statements regarding future growth, the acquisition of new management talent, financial performance, strategic business partnerships, plans to expand and/or finance businesses, planned investments, costs and timetable for new product development, the health and economic stability of the world and national markets, the uncertain level of purchases by current and prospective customers of each company's products and services, the impact of competitive products and pricing, and other transactions.

LCC International, Inc. (http://www.lcc.com) is the world's largest RF engineering and wireless telecommunications consulting firm. LCC provides radio frequency (RF) engineering and network implementation services and products to the international wireless industry.

Headquartered just outside Washington, D.C. in McLean, Virginia with regional headquarters and support centers in Brazil, Germany, Norway, and Singapore, the company is engaged in three areas of business: Services, Systems and Products, and Asset Management.

Allen Telecom Inc. (http://www.allentele.com) is a leading supplier of wireless equipment to the global telecommunications infrastructure market. The Worldwide Site Products Division supplies sophisticated filters, duplexers, combiners and amplifiers to any array of OEM customers. The Worldwide Systems Division focuses on providing repeaters, amplifiers and other products that enhance both the coverage and the capacity of a wireless system. The Antenna Specialist and Decibel Products divisions manufacture mobile and land based antennas in frequency bands that cover all digital and cellular networks.



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